Exhibit 23.1

KPMG LLP
Chartered Accountants	Telephone	(403) 691-8000
2700 205 – 5th Avenue SW	Telefax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors of TransAtlantic Petroleum Ltd.

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-167418 and 333-163976), and Form S-8 (No. 333-162814) of TransAtlantic Petroleum Ltd. of our report dated November 12, 2010 with respect to the combined balance sheet of Amity Petrogas as of December 31, 2009, and the related combined statements of operations and comprehensive income and cash flow for the year then ended, which report appears in the Form 8-K/A of TransAtlantic Petroleum Ltd. filed on November 12, 2010.

/s/ KPMG LLP

Calgary, Canada

November 12, 2010

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative.

KPMG Canada provides services to KPMG LLP.